EXHIBIT 4.4

         The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or
(iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.


                 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE



$__________                                                       Maturity Date:

Issue Date:  December 19, 2003                                    March 18, 2004


         FOR VALUE RECEIVED, GoAmerica, Inc. (the "Company") hereby promises to pay to the order of ________________________ or its successors, assigns and legal representatives (the "Holder"), at ___________________________, or at such other location as the Holder may designate from time to time, the aggregate principal sum of $______________ (___________ Dollars), in lawful money of the United States of America, together with interest thereon at a rate of 10.0% per annum.

         1. Company Notes. This Note (the "Note") is one of a series of Notes (the "Company Notes") of like tenor in an aggregate principal amount of $1,015,000 (One Million Fifteen Thousand Dollars) issued by the Company pursuant to the terms of the Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), among the Company and the investors party thereto.
Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

         2. Maturity Date. The aggregate principal amount of this Note and accrued interest thereon shall be due and payable on March 18, 2004 (the "Maturity Date"). The Maturity Date may be extended for up to 30 days upon the written consent of the Company and the Majority Holders (as defined below), which consent shall not be unreasonably withheld.

         3. Calculation and Payment of Interest. Interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest shall be calculated on a simple interest basis and shall accrue daily and be payable on the Maturity Date. Interest shall be paid by the issuance to the Holder within two (2) business days of an interest payment date of a number (rounded downward to the nearest whole share) of newly issued, fully paid and non-assessable shares (the "Interest Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), equal to the interest amount owed divided by the Share Price (as defined below). The Company shall reserve a sufficient number of duly authorized but unissued shares of Common Stock to meet its obligations under this Section 3. If the Company fails to pay any amount hereunder when due, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for a period of five (5) business days or more, interest shall thereafter accrue on any overdue amounts at a rate of 14% per annum until paid in full. Any such overdue interest shall be payable upon demand in cash. As defined herein, "Share Price" means the Purchase Price per share at which the Company has agreed to issue shares of Common Stock pursuant to the terms of the Purchase Agreement (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof).

         4. Prepayment. The Company may not prepay this Note at any time without the prior written consent of the Majority Holders. Any such prepayment shall be made on not less than 15 days prior written notice provided to the Holder hereof. Any permitted prepayments hereunder shall be applied first, to the payment of any expenses then owed to the Holder, second, to accrued interest on this Note and third, to the payment of the principal amount outstanding under this Note. The Company shall not have the right to set off or otherwise deduct from amounts payable by it hereunder any amounts whether liquidated or unliquidated, which the Holder or any of its affiliates may owe to the Company, which right is hereby expressly waived to the maximum extent permitted by applicable law.

         5. Conversion.

                  (a) At any time on or prior to the Maturity Date, the Holder shall have the right to convert all, but not less than all, of the principal of and accrued interest on this Note into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of Common Stock ("Conversion Shares") equal to the amount being converted divided by the Share Price.

                  (b) To effect the conversion of this Note, the Holder shall surrender this Note to the Company together with a written notice of conversion specifying the date on which such conversion is to be effected, which date may not be less than two business days after the date of such notice, unless the Company consents to an earlier date (such date, the "Conversion Date") and a representation letter to the Company containing customary private placement representations and warranties so that the issuance of the shares of Common Stock upon conversion of this Note shall be exempt from registration under the Securities Act of 1933, as amended. The Company shall issue to the Holder the shares of Common Stock into which this Note has been converted, registered on the books of the Company in the name of the Holder or its nominee within three business days of the Conversion Date in the case of electronic delivery of the Conversion Shares (if permitted by the Company's transfer agent), or five business days of the Conversion Date in the case of physical delivery, and, in the case of physical delivery, shall mail the certificate(s) representing such shares to the Holder at the address specified by the Holder. From and after the Conversion Date, the Holder shall be treated for all purposes as the owner of the shares of Common Stock into which this Note has been converted and the certificate(s) for such shares shall be issued as of the Conversion Date. As used herein, "business day" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

                  (c) Notwithstanding the other provisions of this Section 5, the principal of and accrued but unpaid interest on this Note shall automatically be converted into fully paid and non-assessable shares of Common Stock at the Share Price without any action on the part of the Holder upon consummation of the Closing.

                  (d) The Company shall, prior to any conversion of this Note by the Holder or any automatic conversion of this Note pursuant to Section 5(c), have reserved a sufficient number of duly authorized shares of Common Stock to satisfy the conversion rights granted to the Holder hereunder.

         6. Covenants. The Company agrees that, so long as any amount payable under this Note remains unpaid, except as otherwise disclosed on Schedule 4.3 to the Purchase Agreement, it will not, and will cause its Subsidiaries (as such term is defined in the Purchase Agreement) not to, without the prior written consent of the Majority Holders:

                  (a) create, incur, guarantee, issue, assume or in any manner become liable in respect of, any obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases,
(vi) secured by a Lien (as defined below) on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary and (vii) of any other person or entity, other than indebtedness for borrowed money existing on the date of this Note or other obligations or other liabilities incurred in connection with Liens permitted to be incurred under
Section 6(b)(vi) or 6(b)(vii) hereof;

                  (b) create, incur, assume or suffer to exist any lien, claim, pledge, charge, security interest or encumbrance of any kind ("Liens") on any asset now owned or hereafter acquired by it, except:

                           (i) Liens existing on the date hereof;

                           (ii)  Liens  for  taxes or  assessments  and  similar
charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company shall have set aside on its books adequate reserves;

                           (iii)  Liens  incurred  or pledges  and  deposits  in
connection with workers' compensation, unemployment insurance and other social security benefits, or securing the performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

                           (iv)  Liens  imposed  by  law,  such  as  mechanics',
carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business;

                           (v)   zoning   restrictions,   easements,   licenses,
covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its Subsidiaries taken as a whole or impair the use of such property in the operation of the Company's or its Subsidiaries' businesses;

                           (vi)  Liens  incurred  or  assumed  which are  either
purchase money Liens upon or in any property acquired or Liens in connection with capital lease transactions in the ordinary course of business; and

                           (vii)  other Liens  incidental  to the conduct of the
business of the Company or a Subsidiary or the ownership of its or their respective property and assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of its property or assets; or

                  (c) declare or make any (i) any dividend, distribution or other payment on any capital stock or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any capital stock or (B) any option, warrant or other right to acquire capital stock.

         7. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) The Company shall fail to pay the principal amount of this Note and accrued interest thereon when due and payable (whether at the Maturity Date, upon acceleration or otherwise);

                  (b) The Company shall fail to pay any other amount under this Note or any amounts under the Pledge Agreement when due and payable (whether at the maturity date therefor, upon acceleration or otherwise) and such failure shall continue for a period of five (5) business days;

                  (c) The Company shall fail to observe or perform any of the covenants set forth in Section 6 hereof or Section 4 of the Pledge Agreement;

                  (d) The Company shall fail to observe or perform any other covenant or agreement contained in this Note or the other Transaction Documents and such failure shall continue for a period of thirty (30) days after receipt of notice thereof from the Holder or its agent;

                  (e) Any representation or warranty made by the Company in the Transaction Documents shall have been untrue or misleading in any material respect when made;

                  (f) The Company fails to make a required payment or payments on indebtedness for borrowed money of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount;

                  (g) There shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or any Subsidiary of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten
(10) days of receipt by the Company or such Subsidiary of notice of such acceleration);

                  (h) Any material covenant, agreement or obligation of the Company in the Pledge Agreement shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any of the security interests granted pursuant to the Pledge Agreement shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Pledge Agreement;

                  (i) The Company shall sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing, except as may be deemed to occur as a result of the financing contemplated by the Purchase Agreement;

                  (j) One or more judgments in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) shall have been rendered against the Company or any Subsidiary and such judgment or judgments remain undischarged or unstayed for a period of sixty (60) days after such judgment or judgments become or became, as the case may be, final and unappealable;

                  (k) The Company shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Company; or the

Company is generally not paying its debts as they become due by means of available assets, or has made a general assignment for the benefit of creditors; or the Company files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Company or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated (collectively, "Insolvency Events"); or

                  (l) Any Insolvency Event shall have occurred with respect to any Subsidiary.

                  Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Insolvency Event occurs with respect to the Company or any Subsidiary, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the Pledge Agreement. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder and under the Pledge Agreement.

         8. Secured Obligation. This Note is one of the Notes referred to in the Pledge Agreement and is secured by the collateral described therein (collectively, the "Collateral"). The Pledge Agreement grants the Holder certain rights with respect to the Collateral upon an Event of Default.

         9. Reimbursement of Expenses. In addition to its other obligations hereunder, not later than the close of business on the date hereof or one (1) business day after receipt of an invoice therefor, the Company shall reimburse the holders of the Company Notes for the fees and disbursements of only one counsel in connection with the preparation, negotiation and execution of this Note and the other Transactions Documents, subject to a cap of $25,000.

         10. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         No failure on the part of the Holder hereof to exercise any right or remedy hereunder with respect to the Company, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Company evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Company hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

         11. Amendment; Waiver. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) subject to Section 2 hereof, change the Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the conversion price of this Note or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

         12. Transfers. The Holder shall have the right to transfer this Note or any interest herein in any transaction meeting the requirements of applicable securities laws.

         13. Governing Law; Consent to Jurisdiction. This Note shall be binding upon the Company and its successors, assigns and legal representatives. The validity, construction and interpretation of this Note will be governed, and construed in accordance with, the laws of the State of New York. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

         Each of the Company and, by its acceptance of this Note, the Holder irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Company and the Holder anywhere in the world by the same methods as are specified for the giving of notices under the Purchase Agreement. Each of the Company and, by its acceptance of this Note, the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Company and, by its acceptance of this Note, the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ATTEST:                             GOAMERICA, INC.




/s/ Wayne D. Smith                  By: /s/ Daniel R. Luis
---------------------------             ---------------------------
Name:    Wayne D. Smith                 Name: Daniel R. Luis
                                    Title:  Chief Executive Officer



Dated:  December 19, 2003